EXHIBIT 99.1




                                  NEWS RELEASE

                                                 FOR FURTHER INFORMATION:

                                                 GREGORY K. CLEVELAND
                                                 TELEPHONE: (602) 852-3526
                                                            (612) 305-2261
                                                 WEBSITE:   www.bnccorp.com


                     BNCCORP ANNOUNCES BOARD APPOINTMENT OF
                                MARK W. SHEFFERT


BISMARCK, ND, August 31, 2004 - BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and brokerage/trust/financial services businesses in Arizona, Minnesota, North Dakota, Utah and Colorado, today reported the appointment of Mark W. Sheffert to its board of directors. Mr. Sheffert is the founder, chairman and Chief Executive Officer of Manchester, a private investment banking and management advisory firm. Mr. Sheffert is a nationally recognized business advisor in financial, strategic and leadership issues facing companies undergoing rapid change, growth or crisis. In 1999, Mr. Sheffert received the corporate renewal industry's highest honor, the coveted Turnaround Management Association's National Turnaround of the Year Award. He was also recognized for his exceptional service on public company boards by being named one of Minnesota's five Outstanding Directors of the Year by the National Association of Corporate Directors and Twin Cities Business Monthly.

Mr. Sheffert's broad-based financial and management expertise was gained as President of First Bank System (now US Bancorp), a $28 billion bank holding company. He also served as Vice Chairman of First Bank, N.A., First Bank
System's largest subsidiary and Chairman of First Trust, one of the nation's largest trust companies. Prior to his career at First Bank, he was President and Chief Operating Officer of a Midwestern-based insurance company.

"We are exceptionally pleased to welcome Mr. Sheffert to our team," noted Gregory K. Cleveland, President and Chief Executive Officer of BNCCORP. "His background and qualifications will add depth and experience that is essential for growing organizations such as ours."

Mr. Sheffert has gained a reputation as a no-nonsense, hands-on, results-oriented manager while serving as advisor to public, private and non-profit groups in a broad range of industries. He has over 30 years of experience in investment banking, finance, turnaround / crisis management and strategic planning. He has served as a member of the Board of Directors for NYSE and NASDAQ public companies, is a demanded public speaker on a variety of topics confronting small and middle-market companies and has served as adjunct professor, panel member and featured presenter at organizations such as The American Bankers Institute, Association of Bank Holding Companies, American Bar Association, Bankruptcy Institute, Universities of Minnesota, St. Thomas and St. Catherine, Minnesota Institute of Legal Education and various continuing legal education seminars. Mr. Sheffert is a columnist on business topics for a leading monthly business magazine and has been published in several national business journals.

Mr. Sheffert has a Master's Degree in Management (MSM) from the Richard D. Irwin Graduate School of Management at the American College in Bryn Mawr, Pennsylvania. In addition to completing his undergraduate work at the University of Minnesota, he also graduated from its Graduate School of Business' Executive Program (MEP). Mr. Sheffert is a member of the National Association of Corporate Directors, American Bankruptcy Institute, Turnaround Management Association (past board member) and the International Federation of Insolvency Professionals (INSOL).

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The Company operates 24 locations in Arizona, Minnesota, North Dakota, Utah and Colorado through its subsidiary, BNC National Bank and its subsidiaries Milne Scali & Company, Inc. and BNC Asset Management, Inc., as well as the bank's trust and financial services division which provide a wide array of insurance, brokerage and trust and financial services. The Company offers a variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves and expand its business opportunities.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.